UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2009
Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)
(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 27, 2009, the stockholders of Packaging Corporation of America approved amendments to the 1999 Long Term Equity Incentive Plan (the “Plan”). Amendments to the Plan were adopted by PCA’s Board of Directors on February 25, 2009, subject to stockholder approval at the annual meeting, which was held on May 27, 2009.
     The Plan provides for the grant of equity awards to our employees and directors, including our executive officers. Among other things, the Plan was amended to extend the term by five years to October 19, 2014 and to increase the number of shares that may be granted during the life of the Plan by 2,000,000 shares.
     For a more detailed description of the Plan, as amended, see PCA’s 2009 Proxy Statement, filed with the Securities and Exchange Commission on April 21, 2009. The foregoing description of the Plan, as amended, is qualified in its entirety by the full text of the plan, which was included as Appendix A to the 2009 Proxy Statement and is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1.
Item 7.01. Regulation FD Disclosure
     The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On May 27, 2009, Packaging Corporation of America announced that its Board of Directors had approved a regular quarterly cash dividend of $0.15 per share on its common stock. The quarterly dividend will be paid on July 15, 2009 to shareholders of record as of June 15, 2009. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (D) Exhibits
99.1	Press Release dated May 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
By:	/s/ KENT PFLEDERER
Vice President, General Counsel and
Corporate Secretary (Authorized Officer)

Date: May 29, 2009